Exhibit 99.1

NEWS RELEASE	6140 Stoneridge Mall Road Suite 590 Pleasanton, CA 94588 925-460-3663 www.coopercos.com
CONTACT: Kim Duncan Senior Director, Investor Relations ir@cooperco.com

THE COOPER COMPANIES ANNOUNCES DEFINITIVE AGREEMENTS

TO ACQUIRE SAUFLON PHARMACEUTICALS LTD

PLEASANTON, Calif., June 30, 2014 – The Cooper Companies, Inc. (NYSE: COO) today announced it has entered into definitive agreements to acquire Sauflon Pharmaceuticals Ltd, a European manufacturer and distributor of soft contact lenses and solutions, in a transaction valued at approximately $1.2 billion. Sauflon forecasts revenue of approximately $210 million for its fiscal year ending October 31, 2014, up approximately 22% year-over-year.

The transaction is subject to regulatory approval and is anticipated to close prior to fiscal year end, October 31, 2014. Excluding one-time charges and deal-related amortization, the transaction is expected to be accretive to earnings per share in fiscal 2015. The acquisition will be financed with off-shore cash and credit facilities.

Commenting on the transaction, Robert S. Weiss, Cooper’s president and chief executive officer said, “We are extremely pleased to announce this acquisition which gives CooperVision the world’s most comprehensive portfolio of daily disposable lenses. CooperVision will now be able to offer a multi-tier daily strategy that includes a full suite of silicone hydrogel and hydrogel lenses, including options within all categories – spheres, torics and multifocals. The daily segment is the fastest growing segment of the soft contact lens market and this transaction positions CooperVision as the premier company in this space.”

Additional details concerning the acquisition will be provided on a conference call (details below) and a presentation can be found on the Investor Relations section of Cooper’s website at http://investor.coopercos.com under the presentation titled “Acquisition of Sauflon Pharmaceuticals Ltd.”

Conference Call

The Company will host a conference call and live webcast at 8:00 PM ET today, June 30, 2014, to discuss this transaction. The dial-in number in the United States is 1-866-700-5192 and outside the United States is +1-617-213-8833. The passcode is 11489755. There will be a replay available approximately two hours after the call ends until July 7, 2014. The replay number in the United States is 1-888-286-8010 and outside the United States is +1-617-801-6888. The replay passcode is 31559969. This call will also be broadcast live at http://investor.coopercos.com and a transcript will be available following the conference call.

About The Cooper Companies

The Cooper Companies, Inc. (“Cooper”) is a global medical device company publicly traded on the NYSE Euronext (NYSE:COO). Cooper is dedicated to being A Quality of Life Company™ with a focus on delivering shareholder value. Cooper operates through two business units, CooperVision and CooperSurgical. CooperVision brings a refreshing perspective on vision care with a commitment to crafting a wide range of high-quality products for contact lens wearers and providing focused practitioner support. CooperSurgical focuses on supplying women’s health clinicians with market leading products and treatment options to improve the delivery of healthcare to women. Headquartered in Pleasanton, CA, Cooper has approximately 8,000 employees with products sold in over 100 countries. For more information, please visit www.coopercos.com.

About Sauflon Pharmaceuticals Ltd

Established in 1985, Sauflon is a privately-owned British company and a global manufacturer of contact lenses and aftercare solutions. It has three state-of-the-art manufacturing plants, sales offices in over 10 countries, and products sold in over 50 countries. Sauflon is recognized as a high-quality, award-winning global manufacturer of contact lenses and aftercare products. For more information, please visit sauflon.co.uk.

Forward-Looking Statements

This news release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to guidance, plans, prospects, goals, strategies, future actions, events or performance and other statements which are other than statements of historical fact, including all statements regarding the proposed acquisition of Sauflon including Sauflon’s financial position, market position, product development and business strategy, expected cost synergies, expected timing and benefits of the transaction, as well as estimates of our and Sauflon’s future expenses, sales and earnings per share are forward-looking. To identify these statements look for words like “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.

Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: acquisition-related adverse effects including the failure to close the Sauflon acquisition, the failure to successfully obtain anticipated revenues, margins and earnings benefits of the Sauflon acquisition, integration delays or costs and the requirement to record significant adjustments to the preliminary fair value of assets acquired and liabilities assumed within the measurement period, required regulatory approvals for the Sauflon acquisition not being obtained or being delayed or subject to conditions that are not anticipated, adverse impacts of contingent liabilities or indemnification obligations, increased leverage and lack of access to available financing (including financing for the acquisition or refinancing of debt owed by us or Sauflon on a timely basis and on reasonable terms); adverse changes in the global or regional general business, political and economic conditions due to the current global economic downturn, including the impact of continuing uncertainty and instability of certain European Union countries that could adversely affect our or Sauflon’s global markets; foreign currency exchange rate and interest rate fluctuations including the risk of further declines in the value of the yen and the euro that would decrease our or Sauflon’s revenues and earnings; a major disruption in the operations of our or Sauflon’s manufacturing, research and development or distribution facilities due to technological problems, natural disasters or other causes; disruptions in supplies of raw materials, particularly components used to manufacture our or Sauflon’s silicone hydrogel lenses; limitations on sales following product introductions due to poor market acceptance; new competitors, product innovations or technologies; reduced sales, loss of customers and costs and expenses related to recalls; new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect the medical device industry and the healthcare industry generally; failure to receive, or delays in receiving, U.S. or foreign regulatory approvals for products; failure to obtain adequate coverage and reimbursement from third party payors for our products; compliance costs and potential liability in connection with U.S. and foreign healthcare regulations, including product recalls, and potential losses resulting from sales of counterfeit and other infringing products; legal costs, insurance expenses, settlement costs and the risk of an adverse decision or settlement related to product liability, patent protection or other litigation; changes in tax laws or their interpretation and changes in statutory tax rates; the requirement to provide for a significant liability or to write off, or accelerate depreciation on, a significant asset, including goodwill; the success of our or Sauflon’s research and development activities and other start-up projects; dilution to earnings per share from the Sauflon acquisition or other acquisitions or issuing stock; changes in accounting principles or estimates; environmental risks and other events described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013, as such Risk Factors may be updated in quarterly filings.

We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

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